EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Hillel Moerman, Chief Financial Officer (Principal Financial Officer) of American Property Investors, Inc., the General Partner of American Real Estate Partners, L.P. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the American Real Estate Partners, L.P. quarterly report on Form 10-Q for the period ended June 30, 2006 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/  HILLEL MOERMAN
Hillel Moerman
Chief Financial Officer
American Property Investors, Inc.,
the General Partner of
American Real Estate Partners, L.P.

Date: August 9, 2006